As filed with the Securities and Exchange Commission on August 17, 2010
Registration No. 333-168764

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYPERCOM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-0820608 (I.R.S. Employer Identification No.)
8888 East Raintree Drive Suite 300 Scottsdale, Arizona (Address of Principal Executive Offices)	85260 (Zip Code)

HYPERCOM CORPORATION 2010 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Douglas J. Reich
Senior Vice President, General Counsel
Hypercom Corporation
8888 East Raintree Drive
Suite 300
Scottsdale, Arizona  85260
(480) 642-5000
(Name, Address and Telephone
Number, including Area Code, of Agent for Service)

With a copy to:

Steven D. Pidgeon
DLA Piper LLP (US)
2525 East Camelback Road
Suite 1000
Phoenix, Arizona  85016
(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer 	Accelerated Filer ☒
Non-accelerated filer 	Smaller reporting company 

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Common stock, $0.001 par value	6,000,000	$3.74	$22,440,000	$1,599.97

(1)  Registration fee previosuly paid.

- ii -

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EXPLANATORY NOTE

    This amendment is being filed for the purpose of correcting a typographical error in Exhibit 5.1 to the Registration Statement on Form S-8 previously filed by Hypercom Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on August 11, 2010 (Commission File No. 333-168764).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    In accordance with the Note to Part I of Form S-8, as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

    The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	the Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act, for the fiscal year ended December 31, 2009;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the latest annual report referred to in (a) above; and

(c)
the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed on October 22, 1997 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description of common stock contained therein.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 Description of Securities.

    Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

    Not applicable.

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Item 6.                 Indemnification of Directors and Officers.

    The Delaware General Corporation Law (“DGCL”) provides for indemnification of directors, officers, employees and agents, subject to certain limitations (Section 145 of the DGCL).  Article Eight of the Company’s charter provides that the Company may indemnify all persons who it has the power to indemnify under Section 145 of the DGCL, whether the claim is civil, criminal, administrative or investigative (including an action by or in the right of the Company, by reason of the fact that he is or was serving as the Company’s director or officer (or is or was serving at the Company’s request in a similar capacity with another entity). The right of indemnification includes the right to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. If required by the Company, however, such advancement of expenses shall be made only upon delivery of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

    As permitted by the DGCL, the Company’s charter contains provisions eliminating a director’s personal liability for monetary damages to the Company and its stockholders arising from a breach of a director’s fiduciary duty except for (1) a breach of a director’s duty of loyalty to the Company or to its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) specified willful or negligent acts relating to the payment of dividends or the repurchase or redemption of securities or (4) any transaction from which a director has derived an improper personal benefit.

    The Company’s Board of Directors (the “Board”) has adopted a form of indemnification agreement for our directors and any selected executive officers or other employees of the Company that the Board may designate from time to time.  Such form of indemnification agreement is designed to provide members of the Board and selected executive officers or other employees the maximum protection available under applicable law in connection with their services to the Company.  In general, the indemnification agreements provide that, subject to the procedures set forth in the indemnification agreement: (i) the Company will indemnify the indemnitee in the event the indemnitee is, or is threatened to be made, a party to or a participant in a proceeding by reason of the indemnitee being or formerly being a director or officer of the Company or serving at the request of the Company as a director or officer (or in other similar capacities) of another entity or enterprise; (ii) if requested by the indemnitee, and subject to certain exceptions, the Company will advance expenses to the indemnitee in connection with any such proceeding; (iii) the rights of the indemnitee under the indemnification agreement are in addition to any other rights the indemnitee may have under the Company’s charter or bylaws or the DGCL or otherwise; (iv) subject to certain limitations, the Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance which would indemnify indemnitee or advance expenses to indemnitee whether or not such indemnity or advancement of expenses is of the type provided by the indemnification agreement; and (v) in the event of a “potential change of control,” if requested by the indemnitee, the Company must establish a trust fund to secure potential indemnification obligations of the Company to such indemnitee, unless the Company maintains directors’ and officers’ liability insurance with coverage levels at least as favorable to indemnitee as the coverage levels provided by the Company’s existing insurance policies at the time the indemnification agreement is entered into.

Item 7.                 Exemption from Registration Claimed.

    Not applicable.

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Item 8.                 Exhibits.
EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-35461) filed on September 12, 1997)

4.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 6, 2006)
5.1	Opinion of DLA Piper LLP (US) *
23.1	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)
99.1	Hypercom Corporation 2010 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on April 26, 2010)
99.2
Form of Notice of Grant of Stock Option and Stock Option Agreement for US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.3
Form of Notice of Grant of Stock Option and Stock Option Agreement for Non-US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.4
Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.5
Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for Non-US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.6
Form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement for US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.7
Form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement for Non-US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.7 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

* Filed Herewith

Item 9.                 Undertakings.

(a)           The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 17, 2010.

HYPERCOM CORPORATION

By: /s/ Philippe Tartavull
Philippe Tartavull
Chief Executive Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
By: /s/ Philippe Tartavull Philippe Tartavull	Chief Executive Officer, President and Director (principal executive officer)	August 17, 2010
By: /s/ ** Thomas B. Sabol	Chief Financial Officer (principal financial officer)	August 17, 2010
By: /s/ ** Shawn C. Rathje	Chief Accounting Officer and Controller (principal accounting officer)	August 17, 2010
By: /s/ ** Norman Stout	Chairman of the Board of Directors	August 17, 2010
By: /s/ ** Daniel D. Diethelm	Director	August 17, 2010
By: /s/ ** Johann J. Dreyer	Director	August 17, 2010
By: /s/ ** Keith B. Geeslin	Director	August 17, 2010
By: /s/ ** Ian K. Marsh	Director	August 17, 2010
By: /s/ ** Phillip J. Riese	Director	August 17, 2010

    ** By: /s/ Philippe Tartavull
       Attorney-In-Fact

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EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-35461) filed on September 12, 1997)

4.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 6, 2006)
5.1	Opinion of DLA Piper LLP (US) *
23.1	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)
99.1	Hypercom Corporation 2010 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on April 26, 2010)
99.2
Form of Notice of Grant of Stock Option and Stock Option Agreement for US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.3
Form of Notice of Grant of Stock Option and Stock Option Agreement for Non-US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.4
Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.5
Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for Non-US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.6
Form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement for US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

99.7
Form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement for Non-US Participant (2010 Equity Incentive Plan) (incorporated by reference to Exhibit 99.7 to the Company’s Registration Statement on Form S-8 filed on August 11, 2010)

* Filed Herewith